CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2007 accompanying the consolidated financial statements of Command Security Corporation included in the Annual Report of Command Security Corporation on Form 10-K for the year ended March 31, 2007, which are incorporated by reference in the Company’s Registration Statement on Form S-8 (File No. 333-134682) (the “Registration Statement”).  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

Poughkeepsie, New York
June 27, 2007